THERMON REPORTS FISCAL 2013 RESULTS

Company Announces Record Revenue of $284.0 million, GAAP EPS of $0.85, Free Cash Flow Per Share of $1.10 and 104% growth in cash

SAN MARCOS, Texas, June 5, 2013 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the fiscal year ended March 31, 2013. The Company posted record revenue of $284.0 million and record fully diluted GAAP EPS of $0.85. For Q4 2013, the Company had revenue of $71.7 million and fully diluted GAAP EPS of $0.18 as compared to revenue of $69.6 million and fully diluted GAAP EPS of $0.20 for Q4 2012.

Highlights for the year and comparisons versus the prior year include:

•	Record fiscal year revenue of $284.0 million, an increase of 4%

•	Gross profit of $132.8 million, essentially flat with prior year

•	Record GAAP EPS of $0.85 on a fully diluted basis versus $0.40

•	Record free cash flow totaled $1.10 per share versus a $0.19 use of cash per share

•	A 37% reduction in net debt, from $117.7 million to $74.3 million

“Thermon posted another strong fiscal year, achieving records in revenue, GAAP EPS and free cash flow per share and we look to have another record setting year in fiscal 2014” said Rodney Bingham, President and Chief Executive Officer.

In fiscal 2013 the Company generated record revenue of $284.0 million reflecting 4% growth versus revenue of $272.3 million in fiscal 2012. Foreign currency negatively impacted revenue by approximately $7.1 million versus fiscal 2012. US Dollar strength versus the Euro and Canadian Dollar were the primary causes at $4.7 and $1.5 million, respectively. Gross margin percentage was 46.8% for fiscal 2013 compared to 48.5% in fiscal 2012. Fiscal 2013 margins were impacted by an increase in Greenfield revenue, which grew to 42% of revenue in fiscal 2013 versus 39% in fiscal 2012. Greenfield projects typically generate lower margins than MRO/UE sales, due to the higher level of low margin third party products associated with Greenfield sales. Adjusted EBITDA excluding management fees was $72.4 million, an increase of $1.0 million versus fiscal 2012.

Net income was $27.0 million versus $12.0 million in fiscal 2012. After excluding transaction expenses, the Company generated record adjusted net income of $28.8 million and $0.91 per fully diluted common share in fiscal 2013 versus fiscal 2012 adjusted net income of $25.9 million and $0.85 per fully diluted common share. Foreign currency headwinds reduced fiscal 2013 Adjusted EPS by $0.02 per fully diluted share versus fiscal 2012. Our cash balance for fiscal 2013 grew 104%, from $21.5 million to $43.8 million.

Q4 2013 revenue of $71.7 million reflected an increase of approximately 3% compared to revenue of $69.6 million in Q4 2012. Gross margin was 44.5% of revenue in Q4 2013 versus 49.6% in Q4 2012. The mix of Greenfield revenue grew to 43% in Q4 2013 versus 39% in the year ago period. Adjusted EBITDA excluding management fees was $15.7 million in Q4 2013 versus $18.1 million generated in Q4 2012.

Q4 2013 net income of $5.6 million reflected a decrease of $0.7 million versus $6.3 million generated in Q4 2012. Free cash flow for the quarter amounted to $0.45 per share versus $0.22 per share in Q4 2012. Backlog at the end of the quarter was $95.2 million.

Subsequent to the end of the fiscal year, Thermon completed the redemption of its 9.5% senior secured notes on May 20, 2013. The redemption was financed with a new $135 million term loan with a LIBOR based floating variable interest rate, which is currently 2.75%. At current interest rates, the Company expects its interest expense to be reduced by approximately $7.5 million per year, or $0.23 per share, pre-tax. Total cash savings over the next four years (the remaining life of the notes) are expected to be approximately $30 million. The term loan will mature in 2018.

Adjustments to net income in fiscal 2012 and 2013 are due to the effects of optional redemptions of long-term debt, the refinancing of our revolving line of credit and cost associated with our initial public offering, shelf registration and secondary offering of common stock. See the tables titled "Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income to Adjusted Net Income and EPS” for additional details.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss fiscal 2013 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release to “Adjusted EPS,” “Adjusted EBITDA excluding management fees,” “Adjusted net income”, “Free cash flow per share” and “Return on equity” which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the “SEC”), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). “Adjusted net income” and “Adjusted earnings per share (or EPS)” represents net income before certain transaction expenses and expenses related to debt redemptions and refinancing of our revolving line of credit, per fully-diluted common share. “Adjusted EBITDA excluding management fees” represents net income before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses related to our initial public offering, shelf registration and secondary offering, and other transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our former private equity sponsors. “Return on equity” represents “Adjusted EBITDA excluding management fees” for the three month period ended March 31, 2013 that is multiplied times four to represent a full year's results, divided by the average of total shareholders' equity at March 31, 2013 and December 31, 2012. We believe that the average equity properly accounts for net income that occurred during the three months ended March 31, 2013. “Free cash flow per share” represents cash provided by operations less cash used for the purchase of property plant and equipment. The resultant cash provided or used is then divided by the fully diluted common shares outstanding.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow per share or Return on equity. Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income, Free cash flow per share and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share, net cash provided by operating activities and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income, Free cash flow per share and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income, Return on equity and Free cash flow per share are calculated from our net income and a reconciliation of our Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity to net income per share and net income and net cash provided by operating activities, as applicable, see the sections of this release titled "Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity" and “Reconciliation of Net Income to Adjusted Net Income and EPS.”

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on June 8, 2012. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	March 31, 2013	March 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,847	$21,468
Accounts receivable, net of allowance for doubtful accounts of $1,141 and $1,434 as of March 31, 2013 and 2012, respectively	56,123	50,037
Inventories, net	34,391	38,453
Costs and estimated earnings in excess of billings on uncompleted contracts	3,515	1,996
Income taxes receivable	5,287	5,193
Prepaid expenses and other current assets	6,203	6,853
Deferred income taxes	2,044	3,664
Total current assets	151,410	127,664
Property, plant and equipment, net	31,211	27,661
Goodwill	116,303	118,007
Intangible assets, net	131,916	144,801
Debt issuance costs, net	4,373	7,446
Other noncurrent assets	143	—
	$435,356	$425,579
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$20,370	$15,728
Accrued liabilities	18,715	22,442
Obligations due to settle the CHS Transactions	3,239	3,528
Current portion of long term debt	—	21,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,629	2,446
Income taxes payable	1,706	1,374
Total current liabilities	45,659	66,518

Long-term debt, net of current maturities	118,145	118,145
Deferred income taxes	42,432	45,999
Other noncurrent liabilities	3,073	2,437
Common Stock	31	30
Additional paid in capital	203,027	191,998
Foreign currency translation adjustment	(1,075)	3,362
Retained earnings (accumulated deficit)	24,064	(2,910)
Shareholders' equity	226,047	192,480
	$435,356	$425,579

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)
Sales	$71,662	$69,568	$284,036	$272,323
Cost of sales	39,759	35,084	151,204	140,208

Gross profit	31,903	34,484	132,832	132,115
Operating expenses:
Marketing, general and administrative and engineering	16,767	16,619	63,292	61,625
Stock compensation expense	472	58	1,341	6,514
Management fees (a)	—	—	—	8,141
Amortization of other intangible assets	2,806	2,807	11,211	11,379
Income from operations	11,858	15,000	56,988	44,456
Interest expense, net	(2,833)	(3,650)	(11,792)	(15,336)
Acceleration of unamortized debt cost	—	—	(2,318)	(3,096)
Debt cost amortization	(197)	(27)	(1,003)	(1,030)
Loss on retirement of senior notes	—	(630)	—	(3,825)
Interest expense, net	(3,030)	(4,307)	(15,113)	(23,287)

Miscellaneous income (expense)	(188)	(269)	(325)	(1,671)
Income before provision for taxes	8,640	10,424	41,550	19,498
Income tax expense	2,991	4,174	14,576	7,468
Net income	$5,649	$6,250	$26,974	$12,030

Net income per common share:
Basic income per share	$0.18	$0.21	$0.88	$0.41
Diluted income per share	$0.18	$0.20	$0.85	$0.40
Weighted-average shares used in computing net income per common share:
Basic common shares	31,180	30,007	30,797	29,083
Fully-diluted common shares	31,986	31,524	31,797	30,454

(a)
Management Fees for the year ended March 31, 2012 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA excluding management fees and Return on Equity
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA excluding management fees and Return on Equity	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Year Ended March 31, 2013	Year Ended March 31, 2012
Net income	$5,649	$6,250	$26,974	$12,030
Interest expense, net	3,030	4,307	15,113	23,287
Income tax expense (benefit)	2,991	4,174	14,576	7,468
Depreciation and amortization expense	3,525	3,348	13,831	13,972
EBITDA non-GAAP basis	$15,195	$18,079	$70,494	$56,757
Stock compensation expense	472	58	1,341	6,514
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	536	—
Adjusted EBITDA-non-GAAP basis	$15,667	$18,137	$72,371	$63,271
Termination of management fee agreement with private equity sponsor	—	—	—	8,104
Adjusted EBITDA excluding management fees - non-GAAP basis	$15,667	$18,137	$72,371	$71,375

Adjusted EBITDA - Annualized for a full fiscal year	$62,668

Average total shareholders' equity for the three month period ended March 31, 2013	$224,210

Return on Equity - non-GAAP basis	28%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and EPS	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Year Ended March 31, 2013	Year Ended March 31, 2012	Adjustment to:

GAAP net income	$5,649	$6,250	$26,974	$12,030

Acceleration of stock compensation in connection with the IPO	—	—	—	6,341	Operating expense
Management fees which terminated at the IPO	—	—	—	8,104	Operating expense
Premium paid on redemption of long term debt	—	630	—	3,825	Loss on retirement of debt
Acceleration of unamortized debt costs due to optional redemptions of long term debt	—	—	871	3,096	Loss on retirement of debt
Acceleration of unamortized debt costs on refinance of revolving line of credit	—	—	1,447	—	Acceleration of unamortized debt
Fiscal 2013 Shelf Registration and secondary offering expenses	—	—	536	—	Operating expense
Tax effect of financial adjustments	—	$(221)	$(1,007)	$(7,499)	Income tax benefit
	$5,649	$6,659	$28,821	$25,897

Adjusted fully-diluted earnings per common share	$0.18	$0.21	$0.91	$0.85

Fully-diluted common shares	31,986	31,524	31,797	30,454

Thermon Group Holdings, Inc. and Subsidiaries
Free Cash Flow per share
(Unaudited, in Thousands except per share amounts)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Year Ended March 31, 2013	Year Ended March 31, 2012
Cash provided by operating activities	$15,402	$9,593	$41,298	$3,112
Less: Cash used for purchases of property, plant and equipment	(1,019)	(2,703)	(6,264)	(8,883)
Free cash flow provided (used)	$14,383	$6,890	$35,034	$(5,771)
Free cash flow provided (used) per fully-diluted common share	$0.45	$0.22	$1.10	$(0.19)
Fully-diluted common shares	31,986	31,524	31,797	30,454